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                                                                EXHIBIT 23.2

                      [ARTHUR ANDERSEN LLP LETTERHEAD]







                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                                  /s/ ARTHUR ANDERSEN LLP





May 14, 1997
Madison, Wisconsin